Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2025 relating to the financial statements of Polyrizon Ltd., appearing in the Annual Report on Form 20-F of Polyrizon Ltd. for the year ended December 31, 2024.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

July 24, 2025